SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2009

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 21, 2009, IBERIABANK assumed all deposits and acquired certain assets and liabilities of CapitalSouth Bank, an Alabama state-chartered bank headquartered in Birmingham, Alabama (“CapitalSouth”), from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for CapitalSouth (the “Acquisition”), pursuant to the terms of a Purchase and Assumption Agreement entered into by IBERIABANK and the FDIC on August 21, 2009 (the “Agreement”).

Under the terms of the Agreement, IBERIABANK acquired approximately $564 million in assets, including approximately $490 million in loans held and other real estate owned by CapitalSouth and $50 million of marketable securities. IBERIABANK also assumed approximately $551 million in liabilities, including approximately $516 million in customer deposits. The deposits were acquired at a discount of 1.48% (except for brokered deposits, which were acquired at a discount of 1.50%). In connection with the Acquisition, the FDIC made a payment to IBERIABANK in the amount of approximately $75 million. This amount is subject to customary post-closing adjustments based upon the final closing date balance sheet for CapitalSouth. The terms of the Agreement provide for the FDIC to indemnify IBERIABANK against claims with respect to liabilities and assets of CapitalSouth or any of its affiliates not assumed or otherwise purchased by IBERIBANK and with respect to claims made by shareholders of CapitalSouth Bancorp, the holding company for CapitalSouth.

Pursuant to the terms of the Agreement’s loss sharing arrangements, the FDIC is obligated to reimburse IBERIABANK for 80% of losses of up to $108 million with respect to covered assets. The FDIC will reimburse IBERIABANK for 95% of losses in excess of $135 million with respect to covered assets. IBERIABANK will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid IBERIABANK 80% reimbursement under the loss sharing agreements, and for 95% of recoveries with respect to losses for which the FDIC paid 95% reimbursement under the loss sharing arrangements.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

ITEM 7.01	REGULATION FD DISCLOSURE

On August 21, 2009 IBERIABANK issued a press release announcing the Acquisition. A copy of the press releases has been attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit 2.1	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of CapitalSouth Bank, Birmingham, Alabama, the Federal Deposit Insurance Corporation and IBERIABANK, dated as of August 21, 2009.

Exhibit 99.1	Press Release announcing the Acquisition issued by IBERIABANK Corporation dated August 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: August 27, 2009	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
2.1	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of CapitalSouth Bank, Birmingham, Alabama, the Federal Deposit Insurance Corporation and IBERIABANK, dated as of August 21, 2009.

99.1	Press Release announcing the Acquisition issued by IBERIABANK Corporation dated August 21, 2009.